EXHIBIT 23.2

CONSENT OF PRICEWATERHOUSECOOPERS LLP

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 10, 2000 relating to the financial statements of Sagent Technology, Inc., which appears in the Annual Report on Form 10-K of Sagent Technology, Inc. for the year ended December 31, 2001. We also consent to the incorporation by reference of our report dated March 10, 2000 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP
San Jose, California
December 27, 2002